Exhibit 5


                       Kramer Levin Naftalis & Frankel LLP

                                919 THIRD AVENUE

                           NEW YORK, N.Y. 10022 - 3852


    FACSIMILE                                                       47, Avenue
 (212) 715-8000                                                        Hoche
                                                                    75008 Paris
      -----                                                           France

  DIRECT NUMBER
 (212) 715-9100


                                         November 12, 2002

Kroll Inc.
900 Third Avenue
New York, New York  10022

            Re:   Registration Statement on Form S-3
                  ----------------------------------

Ladies and Gentlemen:

            We have acted as counsel to Kroll Inc., a Delaware corporation (the "Registrant"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 5,400,000 shares (the "Shares") of Common Stock, par value $.01 per share, of the Registrant.

            In connection with the registration of the Shares, we have reviewed copies of the Registration Statement, the Amended and Restated Certificate of Incorporation of the Registrant, the By-laws of the Registrant, resolutions of the Board of Directors of the Registrant and such other documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby. In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents reviewed by us, (ii) the authenticity of all documents submitted to us as originals and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and
(b) relied on (i) representations, statements and certificates of public officials and others and (ii) as to matters of fact, statements, representations and certificates of officers and representatives of the Registrant.

            Based upon the foregoing, we are of the opinion that the Shares covered by the Registration Statement, when issued pursuant to the Purchase Agreement, dated September 5, 2002, among the Registrant, Stephen F. Cooper, Michael F. France, Leonard LoBiondo and Zolfo Cooper Acquisition, LLC, and the resolutions of the Board of Directors of the Registrant authorizing such issuance, will be validly issued, fully paid and non-assessable.

            We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

            We do not express any opinion with respect to any law other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America. Our opinion is rendered only with respect to the laws which are currently in effect in such jurisdictions.

                                    Very truly yours,


                                    /s/  Kramer Levin Naftalis & Frankel LLP